Harbor Custom Development, Inc. Provides Preliminary Fourth Quarter 2021 Financial Results and Announces Fourth Quarter Record Earnings Conference Call

Gig Harbor, Washington – (GLOBENEWSWIRE) – March 10, 2022 – Harbor Custom Development, Inc. (“Harbor,” “Harbor Custom Homes®,” or the “Company”), (NASDAQ: HCDI; HCDIP; HCDIW, HCDIZ), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced preliminary financial results for the fourth quarter and full year ended December 31, 2021. The Company also announced that its corresponding earnings conference call is scheduled for Thursday, March 24, 2022, at 9:30 a.m. PT.

Preliminary Financial Results

Fourth Quarter 2021 Financial Highlights Compared to Fourth Quarter 2020
•Consolidated net sales of approximately $26.3 million compared to $24.3 million
•Gross margin of approximately 41.2% compared to 1.5%
•Net income of approximately $5.6 million compared to a net loss of $(1.9) million

Full Year 2021 Financial Highlights Compared to Full Year 2020
•Consolidated net sales of approximately $72.4 million compared to $50.4 million
•Gross margin of approximately 30.3% compared to 4.0%
•Net income of approximately $8.9 million compared to a net loss of $(3.8) million

Harbor’s President and CEO, Sterling Griffin, stated “We are extremely pleased with our performance during the fourth quarter and full year ended December 31, 2021. We remain focused on long-term value creation and continue to take full advantage of our distinct business model to monetize our real estate assets at the most opportune time. We are confident that momentum from the fourth quarter provides a strong platform for us to reach our financial targets in 2022. We look forward to providing a more comprehensive review of our performance during our earnings conference call scheduled for March 24.”

Financial Results Conference Call Details

Harbor will host a conference call on Thursday, March 24, 2022, at 9:30 a.m. PT (12:30 p.m. ET) to elaborate on the fourth quarter results and the Company’s outlook. The public may access the conference call through a live audio webcast available at https://investors.harborcustomhomes.com/events. Those who would like to submit written questions in advance, please email: IR@harborcustomdev.com. The conference call will be available by telephone at 1-877-407-0789 (for international callers, dial 1-201-689-8562), and refer to “Harbor” or “Harbor Custom Development.” A replay of the conference call will be available for two weeks at 1-844-512-2921 (for international callers, dial 1-412-317-6671) using the replay PIN: 13726916.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington's Puget Sound region; Sacramento, California; Austin, Texas; and Punta Gorda, Florida. As a land developer and builder of apartments, condominiums, and single-family homes, Harbor Custom Development's business strategy is to acquire and develop land strategically based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on acquiring land with scenic views to develop and sell residential lots, new home communities, and multi-story condominium and apartment properties within a 20 to 60-minute commute of the nation's fastest-growing metro employment corridors. Harbor is leading the real estate industry as the first national land developer and home builder accepting payment in the form of cryptocurrency for its listed properties. For more information on Harbor Custom Development, Inc., please visit https://harborcustomhomes.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. These statements specifically include expectations of future operating results and financial performance. In general, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate, “predict,” “target,” “project,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology that concerns our expectations, strategy, priorities, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These forward-looking statements are subject to various risks and uncertainties, including without limitation complications due to COVID-19 which could cause delays in dates of completion or closings, and those risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations
Hanover International
IR@harborcustomdev.com 866-744-0974